EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 16a-3(j) and Rule 13d-1(k)(1) and under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of Forms 3, 4, 5 and Schedules 13D and 13G (including any and all amendments thereto) with respect to the Common Stock, par value $0.00l per share, of Achillion Pharmaceuticals, Inc., and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Forms 3, 4, 5 and Schedules 13D and l3G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other filing party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute one agreement.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement this 20th day of August, 2008.

PROQUEST ASSOCIATES III LLC
/s/ Pasquale DeAngelis
Name:	Pasquale DeAngelis
Its:	Member

PROQUEST INVESTMENTS III, L.P.

By:	ProQuest Associates III LLC
Its:	General Partner

PROQUEST ASSOCIATES III LLC
/s/ Pasquale DeAngelis
Name:	Pasquale DeAngelis
Its:	Member

PROQUEST ASSOCIATES IV LLC
/s/ Pasquale DeAngelis
Name:	Pasquale DeAngelis
Its:	Member

PROQUEST INVESTMENTS IV, L.P.

By:	ProQuest Associates IV LLC
Its:	General Partner

PROQUEST ASSOCIATES IV LLC
/s/ Pasquale DeAngelis
Name:	Pasquale DeAngelis
Its:	Member

*
Jay Moorin

*
Alain Schreiber

*By:	/s/ Pasquale DeAngelis
Pasquale DeAngelis
Attorney-in-Fact Power of Attorney filed with the Schedule 13G with which this Joint Filing Agreement is filed as an exhibit

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